Exhibit 99.4

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheet and statements of income of Chevron and Texaco, giving effect to the merger using the pooling-of-interests method of accounting for a business combination. The financial statements also reflect the consolidation of entities jointly owned by Chevron and Texaco, primarily the Caltex Group (Caltex) of equity affiliates.

    We are providing the following information to aid in the analysis of the financial aspects of the merger. We derived this information from the audited financial statements of Chevron, Texaco and Caltex for the years 2000, 1999 and 1998. The income statement information for the six-month periods ended June 30, 2001 and 2000, and the balance sheet information at June 30, 2001, were derived from the unaudited financial information of the companies. The information is only a summary. It should be read together with the historical financial statements and related notes contained in the annual reports and other information filed with the SEC and incorporated by reference.

    The unaudited pro forma condensed combined statements of income assume the merger was effected on January 1, 1998. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on June 30, 2001. Since accounting policies of the combining companies are substantially comparable, we did not make any conforming accounting policy adjustments to the unaudited pro forma condensed combined financial statements.

    As described in note 6 to these unaudited pro forma condensed combined financial statements, we have made pro forma adjustments for the disposition of assets required by order of the U.S. Federal Trade Commission (FTC). These are Texaco's investments in Equilon and Motiva, two joint ventures engaged in U.S. refining, marketing and transportation businesses, as well as other Texaco interests in U.S. natural gas processing and transportation facilities and general aviation fuel marketing. On October 8, 2001, Texaco executed a non-binding Memorandum of Understanding (MOU) with Shell Oil Company and Saudi Refining Inc. regarding the sale of its investments in Equilon and Motiva. On October 9, 2001, immediately before the Chevron-Texaco merger closed, the stock of the Texaco subsidiaries that owned Texaco's interests in Equilon and Motiva was placed in an irrevocable trust for purposes of divestiture, as required by the FTC consent order. The pro forma adjustments reflect the financial terms of the MOU, which may or may not result in definitive agreements. The disposition of a portion of Texaco's general aviation fuel marketing business was completed on October 10, 2001 and the pro forma adjustments reflect the terms of the sales agreement. Additional pro forma adjustments reflect the expected disposition of other Texaco interests in U.S. natural gas processing and transportation facilities.

    The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies actually been combined.

    You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies been combined during the periods or the future results that the combined company will experience after the merger.



                           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                         At June 30, 2001
                                       (Millions of dollars)

                                                  Historical                Pro Forma Adjustments
                                          -----------------------  ---------------------------------------
                                                                                                 Asset         Pro Forma
                                              Chevron     Texaco   Caltex(7A)      Other      Dispositions      Combined
                                          ------------------------------------------------------------------------------
Assets
Cash and cash equivalents...............     $  2,895    $    166   $    219   $     21 (7B)      $ 2,150 (6A) $  5,470
                                                                                                       19 (6B)
Marketable securities...................        1,521          46         16         --                --         1,583
Accounts and notes receivable, net......        3,553       6,258      1,629       (454)(4)            --        11,006
                                                                                     20 (7B)
Inventories
Crude oil and petroleum products........          582       1,213        615         --               (15)(6B)    2,395
Chemicals...............................          205          --         --         --                --           205
Materials, supplies and other...........          255         227         24          4 (7B)           --           510
                                             --------    --------   --------   --------           -------      --------
                                                1,042       1,440        639          4               (15)        3,110
Prepaid expenses and other current assets         646         466         52         --                --         1,164
Assets Held for Disposal................           --          --         --         --                62 (6B)       62
                                             --------    --------   --------   --------           -------      --------
Total Current Assets....................        9,657       8,376      2,555       (409)            2,216        22,395
Long-term receivables...................          733       1,219         49         --                --         2,001
Investments and advances................        9,368       6,507      2,324       (418)(4)        (2,612)(6A)   10,559
                                                                                 (4,306)(7A)          (57)(6B)
                                                                                   (185)(7B)
                                                                                    (62)(7C)
Properties, plant and equipment, at cost       53,154      33,813      9,863        167 (7B)          (22)(6B)   96,975
Less: accumulated depreciation, depletion
and                                            30,134      17,641      4,797          5 (7B)          (15)(6B)   52,562
                                             --------    --------   --------   --------           -------      --------
  Amortization..........................
Properties, plant and equipment, net....       23,020      16,172      5,066        162                (7)       44,413
Deferred charges and other assets.......        1,277       1,336        230         10 (7B)           --         2,853
                                             --------    --------   --------   --------           -------      --------
Total Assets............................     $ 44,055    $ 33,610   $ 10,224   $ (5,208)          $  (460)     $ 82,221
                                             ========    ========   ========   ========           =======      ========
Liabilities
Short-term debt.........................     $  2,074    $    598   $  1,467   $     --           $    --      $  4,139
Accounts payable........................        3,124       4,686      1,350       (454)(4)            --         8,787
                                                                                      1 (7B)
                                                                                     80 (5)
Accrued liabilities.....................        1,322       1,169        189         31 (7B)           --         2,711
Federal and other taxes on income.......        1,850         370         69         --               139 (6A)    2,429
                                                                                                        1 (6B)
Other taxes payable.....................          464         638         91         --                --         1,193
                                             --------    --------   --------   --------           -------      --------
Total Current Liabilities...............        8,834       7,461      3,166       (342)              140        19,259
Long-term debt..........................        4,371       6,714      1,072       (418)(4)            --        11,739
Capital lease obligations...............          264          34          6         --                --           304
Deferred credits and other noncurrent
  Obligations...........................        1,597       1,495      1,339         --               175 (6A)    4,606
Minority Interests......................           63         713         26        (62)(7C)           --           740
Noncurrent deferred income taxes........        4,866       1,754        221         --              (341)(6A)    6,500
Reserves for employee benefit plans.....        1,836       1,109         88         --                --         3,033
                                             --------    --------   --------   --------           -------      --------
Total Liabilities.......................       21,831      19,280      5,918       (822)              (26)       46,181
                                             --------    --------   --------   --------           -------      --------
Stockholders' Equity
Common stock............................          534       1,774        355       (355)(7A)           --           852
                                                                                 (1,456)(7D)
Capital in excess of par value..........        2,784       1,305          2         (2)(7A)           --         4,798
                                                                                    709 (7D)
Deferred compensation and benefit plan
  Trust.................................         (511)       (293)        --         --                --          (804)
Accumulated other comprehensive loss....         (170)       (130)      (221)       221 (7A)           --          (300)
Retained earnings.......................       23,004      12,421      4,170     (4,170)(7A)         (435)(6A)   34,911
                                                                                    (80)(5)             1 (6B)
Treasury stock, at cost.................       (3,417)       (747)        --        747 (7D)           --        (3,417)
                                             --------    --------   --------   --------           -------      --------
Total Stockholders' Equity..............       22,224      14,330      4,306     (4,386)             (434)       36,040
                                             --------    --------   --------   --------           -------      --------
Total Liabilities and Stockholders'
  Equity................................     $ 44,055    $ 33,610   $ 10,224   $ (5,208)          $  (460)     $ 82,221
                                             ========    ========   ========   ========           =======      ========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.



                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                  Six Months Ended June 30, 2001
                                           (Millions of dollars except per-share amounts)

                                                                 Pro Forma Adjustments
                                                                 ---------------------
                                             Historical                                    Sub-total:                     Adjusted
                                             ----------                                    Pro Forma          Asset      Pro Forma
                                         Chevron      Texaco     Caltex(7A)   Other         Combined   Dispositions(6)    Combined
                                        --------------------------------------------------------------------------------------------
Revenues and Other Income
Sales and other operating revenues*     $ 24,682    $ 27,479     $8,275     $(2,893)(4)     $ 57,584        $  (71)(6B)   $ 57,513
                                                                                 41 (7B)
Income from equity affiliates.....           463         648         60          (3)(4)          860          (400)(6A)        464
                                                                               (279)(7A)                         4 (6B)
                                                                                (25)(7B)
                                                                                 (4)(7C)
Other income......................           159          44         32          (2)(7B)         233            --             233
                                        --------    --------     ------     -------         --------        ------        --------
        Total Revenues and Other
          Income..................        25,304      28,171      8,367      (3,165)          58,677          (467)         58,210
                                        --------    --------     ------     -------         --------        ------        --------
Costs and Other Deductions
Purchased crude oil and products..        12,589      17,693      6,159      (2,855)(4)       33,586           (63)(6B)     33,523
Minority interests................             3          76         (1)         (4)(7C)          74            --              74
Operating expenses................         2,443       1,098        388         (38)(4)        3,894            (7)(6B)      3,887
                                                                                  3 (7B)
Selling, general and administrative
  Expenses........................           903         682        265          --            1,850            --           1,850
Exploration expenses..............           285         112         14          --              411            --             411
Depreciation, depletion and
  Amortization....................         1,372         639        264           4 (7B)       2,279            --           2,279
Taxes other than on income*.......         2,460       4,805        633          --            7,898            --           7,898
Interest and debt expense.........           162         218         95          (3)(4)          472            --             472
                                        --------    --------     ------     -------         --------        ------        --------
        Total Costs and Other
          Deductions..............        20,217      25,323      7,817      (2,893)          50,464           (70)         50,394
                                        --------    --------     ------     -------         --------        ------        --------
Income Before Income Tax Expense..         5,087       2,848        550        (272)           8,213          (397)          7,816
Income Tax Expense................         2,163       1,231        271           7 (7B)       3,672          (143)(6A)      3,531
                                                                                                                 2 (6B)

                                        --------    --------     ------     -------         --------        ------        --------
Net Income........................      $  2,924    $  1,617     $  279     $  (279)        $  4,541        $ (256)       $  4,285
                                        ========    ========     ======     =======         ========        ======        ========
Per Share of Common Stock:
Net Income
  --Basic.........................      $   4.55    $   2.98                                $   4.28(3)     $ (0.24)      $  4.04(3)
  --Diluted.......................      $   4.54    $   2.97                                $   4.27(3)     $ (0.24)      $  4.03(3)
Dividends.........................      $   1.30    $    .90                                $   1.25(3)          --       $  1.25(3)
Weighted Average Number of Shares
  Outstanding (thousands)
  --Basic.........................       642,457     541,396                               1,059,332(3)   1,059,332(3)  1,059,332(3)
  --Diluted.......................       643,914     543,559                               1,062,454(3)   1,062,454(3)  1,062,454(3)
* Includes consumer excise taxes..      $  2,067    $  1,157     $    8                     $  3,232             --       $ 3,232

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.




                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                  Six Months Ended June 30, 2000
                                         (Millions of dollars except per-share amounts)

                                                           Pro Forma Adjustments
                                                         -----------------------
                                        Historical                                   Sub-total:                        Adjusted
                                        ----------                                   Pro Forma         Asset          Pro Forma
                                    Chevron     Texaco      Caltex(7A)    Other       Combined  Dispositions (6)       Combined
                                 ----------------------------------------------------------------------------------------------
Revenues and Other
  Income
Sales and other operating
  revenues*................      $ 24,367     $ 24,145      $9,360     $(3,133)(4)   $  54,739     $     (77)(6B)  $    54,662
Income from equity
  affiliates...............           371          341          36        (230)(7A)        511          (115)(6A)          396
                                                                             2 (7B)
                                                                            (9)(7C)
Other income...............           213           69          57          (3)(7B)        336            --               336
                                 --------     --------      ------     -------       ---------     ---------       -----------
        Total Revenues and
          Other Income.....        24,951       24,555       9,453      (3,373)         55,586          (192)           55,394
                                 --------     --------      ------     -------       ---------     ---------       -----------
Costs and Other Deductions
Purchased crude oil and
  products.................        13,507       14,548       7,264      (3,085)(4)      32,234           (68)(6B)       32,166
Minority interests.........             3           57          --          (9)(7C)         51            --                51
Operating expenses.........         2,539        1,109         350         (48)(4)       3,954            (7)(6B)        3,947
                                                                             4 (7B)
Selling, general and
  administrative expenses..           763          581         262          --           1,606            --             1,606
Exploration expenses.......           219          113          14          --             346            --               346
Depreciation, depletion and
  amortization.............         1,350          875         245          --           2,470            --             2,470
Taxes other than on income*         2,332        5,075         741          --           8,148            --             8,148
Interest and debt expense..           255          231          94          --             580            --               580
                                 --------     --------      ------     -------       ---------     ---------       -----------
        Total Costs and Other
          Deductions.......        20,968       22,589       8,970      (3,138)         49,389           (75)           49,314
                                 --------     --------      ------     -------       ---------     ---------       -----------
Income Before Income Tax
  Expense..................         3,983        1,966         483        (235)          6,197          (117)            6,080
Income Tax Expense.........         1,823          767         253          (5)(7B)      2,838           (28)(6A)        2,809
                                                                                                          (1)(6B)
                                 --------     --------      ------     -------       ---------     ---------       -----------
Net Income.................      $  2,160     $  1,199      $  230     $  (230)      $   3,359     $     (88)      $     3,271
                                 ========     ========      ======     =======       =========     =========       ===========
Per Share of Common Stock:
Net Income
 -- Basic..................      $   3.30     $   2.19                               $    3.12(3)  $    (0.08)     $     3.04(3)
 -- Diluted................      $   3.30     $   2.19                               $    3.12(3)  $    (0.08)     $     3.04(3)
Dividends..................      $   1.30     $    .90                               $    1.25(3)          --      $     1.25(3)
Weighted Average Number of
  Shares Outstanding
  (thousands)
 -- Basic..................       654,724      543,334                               1,073,091(3)  1,073,091(3)    1,073,091(3)
 -- Diluted................       655,976      544,945                               1,075,583(3)  1,075,583(3)    1,075,583(3)
* Includes consumer excise
  taxes....................      $  1,962     $  1,274      $   11                   $   3,247            --       $    3,247

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.




                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                                    Year Ended December 31, 2000
                                           (Millions of dollars except per-share amounts)

                                                            Pro Forma Adjustments
                                                           ----------------------
                                        Historical                                     Sub-total:                      Adjusted
                                        ----------                                     Pro-Forma         Asset        Pro Forma
                                    Chevron      Texaco      Caltex(7A)   Other         Combined  Dispositions (6)     Combined
-------------------------------------------------------------------------------------------------------------------------------
  Revenues and Other Income
  Sales and other operating
    Revenues*................      $ 50,592     $ 52,638   $ 20,267    $ (6,403)(4)  $   117,102    $     (154)(6B)  $  116,948
                                                                              8 (7B)
  Income from equity
    Affiliates...............           750          785         85        (519)(7A)       1,076          (308)(6A)         768
                                                                             (5)(7B)
                                                                            (20)(7C)
  Other income...............           787           97         80          (4)(7B)         960            --              960
                                   --------     --------   --------    --------      -----------    ----------       ----------
          Total Revenues and
            Other Income.....        52,129       53,520     20,432      (6,943)         119,138          (462)         118,676
                                   --------     --------   --------    --------      -----------    ----------       ----------
  Costs and Other Deductions
  Purchased crude oil and
    Products.................        27,292       32,843     15,928     (6,334) (4)       69,729          (136)(6B)      69,593
  Minority interests.........             6          125         --        (20) (7C)         111                            111
  Operating expenses.........         5,171        2,419        733        (69) (4)        8,260           (12)(6B)       8,248
                                                                             6  (7B)
  Selling, general and
    Administrative expenses..         1,725        1,291        565         --             3,581                          3,581
  Exploration expenses.......           564          358         27         --               949                            949
  Depreciation, depletion and
    Amortization.............         2,848        1,917        494          1  (7B)       5,260                          5,260
  Taxes other than on income*         4,793        9,891      1,405                       16,089            --           16,089
  Interest and debt expense..           460          458        192         --             1,110                          1,110
                                   --------     --------   --------    --------      -----------    ----------       ----------
          Total Costs and Other
            Deductions.......        42,859       49,302     19,344      (6,416)         105,089          (148)         104,941
                                   --------     --------   --------    --------      -----------    ----------       ----------
  Income Before Income Tax
    Expense..................         9,270        4,218      1,088        (527)          14,049          (314)          13,735
  Income Tax Expense.........         4,085        1,676        569          (8)(7B)       6,322           (98)(6A)       6,224
                                   --------     --------   --------    --------      -----------    ----------       ----------
  Net Income.................      $  5,185     $  2,542   $    519    $   (519)     $     7,727    $     (216)      $    7,511
                                   ========     ========   ========    ========      ===========    ==========       ==========
  Per Share of Common Stock:
  Net Income
   -- Basic..................      $   7.98     $   4.66                             $      7.22(3) $    (0.20)      $     7.02(3)
   -- Diluted................      $   7.97     $   4.65                             $      7.21(3) $    (0.20)      $     7.01(3)
  Dividends..................      $   2.60     $   1.80                             $      2.50(3)         --       $     2.50(3)
  Weighted Average Number of
    Shares Outstanding
    (thousands)
   -- Basic..................       649,948      542,322                               1,067,536(3)  1,067,536(3)     1,067,536(3)
   -- Diluted................       651,085      543,952                               1,069,928(3)  1,069,928(3)     1,069,928(3)
  * Includes consumer excise
    taxes....................      $  4,060     $  2,519   $     22                  $     6,601            --       $    6,601

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.


                                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                            Year Ended December 31, 1999
                                     (Millions of dollars except per-share amounts)


                                                                                       Pro Forma
                                                               Historical             Adjustments
                                                          -------------------   ---------------------         Pro Forma
                                                            Chevron    Texaco     Caltex(7A)     Other         Combined
                                                          -------------------------------------------------------------
 Revenues and Other Income
 Sales and other operating revenues*..................    $  35,448  $ 37,112   $ 14,970      $ (4,071)(4)    $  83,459
 Income from equity affiliates........................          526       483        260          (390)(7A)         851
                                                                                                   (10)(7B)
                                                                                                   (18)(7C)
 Other income.........................................          612       184         61             1 (7B)         858
                                                          ---------  --------   --------      --------        ---------
         Total Revenues and Other Income..............       36,586    37,779     15,291        (4,488)          85,168
                                                          ---------  --------   --------      --------        ---------
 Costs and Other Deductions
 Purchased crude oil and products.....................       17,982    20,895     11,631        (4,014)(4)       46,494
 Minority interests...................................            4        83          2           (18)(7C)          71
 Operating expenses...................................        5,086     2,050        694           (57)(4)        7,765
                                                                                                    (8)(7B)
 Selling, general and administrative expenses.........        1,404     1,186        632            --            3,222
 Exploration expenses.................................          538       501         33            --            1,072
 Depreciation, depletion and amortization.............        2,866     1,543        459            --            4,868
 Taxes other than on income*..........................        4,586     9,238        908            --           14,732
 Interest and debt expense............................          472       504        152             4(7B)        1,132
                                                          ---------  --------   --------      --------        ---------
         Total Costs and Other Deductions.............       32,938    36,000     14,511        (4,093)          79,356
                                                          ---------  --------   --------      --------        ---------
 Income Before Income Tax Expense.....................        3,648     1,779        780          (395)           5,812
 Income Tax Expense...................................        1,578       602        390            (5)(7B)       2,565
                                                          ---------  --------   --------      --------        ---------
 Net Income...........................................    $   2,070  $  1,177   $    390      $   (390)       $   3,247
                                                          =========  ========   ========      ========        =========
 Per Share of Common Stock:
 Net Income
  -- Basic............................................    $    3.16  $   2.14                                 $    3.01(3)
  -- Diluted..........................................    $    3.14  $   2.14                                 $    3.00(3)
 Dividends............................................    $    2.48  $   1.80                                 $    2.43(3)
 Weighted Average Number of Shares Outstanding
 (thousands)
  -- Basic............................................      656,537   525,369                                 1,068,771(3)
  -- Diluted..........................................      659,457   537,869                                 1,073,616(3)
 * Includes consumer excise taxes.....................    $   3,910  $  2,097   $     22                      $   6,029

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.



                                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                               Year Ended December 31, 1998
                                   (Millions of dollars except per-share amounts)

                                                                                      Pro Forma
                                                                Historical           Adjustments
                                                          --------------------   --------------------         Pro Forma
                                                            Chevron    Texaco      Caltex(7A)    Other         Combined
                                                          -------------------------------------------------------------
Revenues and Other Income
Sales and other operating revenues*..................     $  29,943  $  33,088   $ 11,550     $ (3,208)(4)  $    71,373
Income from equity affiliates........................           228        485         65         (143)(7A)         634
                                                                                                     3 (7B)
                                                                                                    (4)(7C)
Other income.........................................           386        227         74           --              687
                                                          ---------  ---------   --------     --------      -----------
        Total Revenues and Other Income..............        30,557     33,800     11,689       (3,352)          72,694
                                                          ---------  ---------   --------     --------      -----------
Costs and Other Deductions
Purchased crude oil and products.....................        14,036     17,672      8,310       (3,208)(4)       36,810
Minority interests...................................             7         56          3           (4)(7C)          62
Operating expenses...................................         4,827      2,262        573            3 (7B)       7,665
Selling, general and administrative expenses.........         2,239      1,224        720           --            4,183
Exploration expenses.................................           478        461         31           --              970
Depreciation, depletion and amortization.............         2,320      1,675        431           --            4,426
Taxes other than on income*..........................         4,411      9,294        980           --           14,685
Interest and debt expense............................           405        480        172           --            1,057
                                                          ---------  ---------   --------     --------      -----------
        Total Costs and Other Deductions.............        28,723     33,124     11,220       (3,209)          69,858
                                                          ---------  ---------   --------     --------      -----------
Income Before Income Tax Expense.....................         1,834        676        469         (143)           2,836
Income Tax Expense...................................           495         98        326           --              919
                                                          ---------  ---------   --------     --------      -----------
Net Income...........................................     $   1,339  $     578   $    143     $   (143)     $     1,917
                                                          =========  =========   ========     ========      ===========
Per Share of Common Stock:
Net Income
 -- Basic............................................     $    2.05  $     .99                              $      1.76(3)
 -- Diluted..........................................     $    2.04  $     .99                              $      1.75(3)
Dividends............................................     $    2.44  $    1.80                              $      2.40(3)
Weighted Average Number of Shares Outstanding
(thousands)
 -- Basic............................................       654,858    528,416                                1,061,739(3)
 -- Diluted..........................................       657,076    529,016                                1,064,418(3)
* Includes consumer excise taxes.....................     $   3,756  $   2,148   $     26                   $     5,930

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

    The unaudited pro forma condensed combined statements of income are based on the audited consolidated financial statements of Chevron and Texaco for the years ended December 31, 2000, 1999 and 1998 and the unaudited financial statements of Chevron and Texaco for the six months ended June 30, 2001 and 2000. The unaudited pro forma condensed combined balance sheet is based on the unaudited consolidated financial statements of Chevron and Texaco at June 30, 2001. The financial statements also reflect the consolidation of entities commonly owned by Chevron and Texaco, primarily the Caltex Group (Caltex) of equity affiliates. We have presented the consolidating financial data of Caltex separately from other pro forma adjustments to aid the analysis of all pro forma adjustments.

    Chevron and Texaco consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and require estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. In the opinion of Chevron and Texaco, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the results of the periods presented.

    The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma combined financial information should not be relied upon as being indicative of the historic results that would have been achieved had the companies actually been combined or the future results that the combined company will experience after the merger.

Note 2. Accounting Policies and Financial Statement Classifications

    Since the accounting policies of the combining companies are substantially comparable, we did not make any accounting policy conformance adjustments to the unaudited pro forma condensed combined financial statements.

    Certain revenues, costs and other deductions in the consolidated statements of income for Texaco and Caltex have been reclassified to conform to the line-item presentation in the unaudited pro forma condensed combined statements of income. Certain assets and liabilities in the consolidated balance sheets for Texaco and Caltex have been reclassified to conform to the line-item presentation in the unaudited pro forma condensed combined balance sheet.

Note 3.Unaudited Pro Forma Combined Net Income Per Share and Dividends Per Share

    The unaudited pro forma combined net income per common share is based on net income less preferred stock dividends and the weighted average number of outstanding common shares. Diluted net income per common share includes the effect of dilutive securities, including stock options. The historical weighted average number of outstanding common shares has been adjusted to reflect the exchange ratio of 0.77 shares of ChevronTexaco common stock for each share of Texaco common stock.

    The pro forma combined dividends per share reflect the sum of the dividends paid by Chevron and Texaco divided by the number of shares that would have been outstanding for the periods, after adjusting the Texaco shares for the exchange ratio of 0.77 shares of ChevronTexaco common stock.

Note 4. Intercompany Transactions

    Intercompany sales and purchase transactions among Chevron, Texaco and Caltex have been eliminated in the unaudited pro forma condensed combined statements of income. Intercompany amounts receivable and payable have been eliminated in the unaudited pro forma condensed combined balance sheet. Interest income and expense on loans during the first half of 2001 between Chevron and Caltex and associated balance sheet accounts have also been eliminated.

Note 5. Merger-Related and Integration-Related Expenses

    Merger-related fees and expenses, consisting primarily of SEC filing fees; fees and expenses of investment bankers, attorneys and accountants; and financial printing and other related charges, are estimated to be approximately $150 million. Through June 30, 2001, approximately $70 million had been incurred since the merger announcement and is included in the pro forma financial results for 2000 and the six months ended June 30, 2001. The remaining fees and expenses of $80 million have been reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2001.

    Though not yet fully quantified, significant costs will be incurred for integration-related expenses, including the elimination of duplicate facilities, operational realignment and workforce reductions. These expenditures are necessary to reduce the costs of ongoing operations and to operate more effectively. These amounts will be charged to operations in the appropriate periods and, therefore, are not reflected in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements reflect neither the impact of these charges nor the benefits from the expected synergies.

Note 6. Anticipated Asset Dispositions Required by the U.S. Federal Trade Commission(FTC)

    To address competitive concerns, Chevron and Texaco reached an agreement with the staff of the FTC that permitted the parties to close the merger without FTC challenge. This agreement included a proposed consent order that required, among other things, the divestiture of specified Texaco assets. On September 7, 2001, the FTC approved the consent order.

    (A) Under the consent order, ChevronTexaco is required to divest its investments in Texaco's U.S. refining, marketing and transportation affiliates, Equilon and Motiva. On October 9, 2001, immediately before the Chevron-Texaco merger closed, the stock of the Texaco subsidiaries that owned Texaco's interests in Equilon and Motiva was placed in an irrevocable trust for purposes of divestiture, as required by the FTC consent order. On the previous day, Texaco had executed a Memorandum of Understanding (MOU) with Shell Oil Company (Shell) and Saudi Refining, Inc. (SRI) for the sale of these investments. The MOU is a non-binding agreement which provides that the parties will endeavor to conclude definitive agreements by early November 2001. Further negotiations with Shell and SRI towards such definitive agreements will be conducted by the divestiture trustee, who may also pursue other potential purchasers, subject to the terms of the consent order. The pro forma balance sheet at June 30, 2001, reflects the financial terms of the MOU and shows before-tax cash proceeds of $2,100 million and an after-tax loss on disposition of $435 million. The pro forma adjustments also reflect cash proceeds of $50 million in respect of a deferred dividend from Motiva, which will be paid to ChevronTexaco on the sale of ChevronTexaco's interest in Motiva. While a loss on disposition of ChevronTexaco's interests in Equilon and Motiva is expected, the ultimate impact on net income arising from the sale is dependent upon the final terms of a definitive sales agreement and the timing at which a sale transaction is consummated.

    (B) The FTC consent order requires additional assets to be divested. These are Texaco's interests in an offshore U.S. natural gas pipeline system, a Texas natural gas processing facility, and a portion of general aviation fuel marketing. The general aviation fuel marketing assets were divested on October 10, 2001 for before-tax cash proceeds of approximately $16 million with an immaterial gain. The sale is reflected in the pro forma balance sheet at June 30, 2001 at which time before-tax cash proceeds would have been $19 million under the terms of the sales agreement. A pro forma balance sheet adjustment has been made to classify as "Assets held for disposal" the remaining assets that are required to be divested under the FTC consent order. No pro forma adjustments have been made to reflect any anticipated gain or loss from the disposition of these assets, as the method of disposition and sales proceeds are not known, but any such effect is not expected to be material with respect to earnings, financial position or liquidity in any given period.

    The unaudited pro forma condensed combined statements of income for the six-month periods ended June 30, 2001 and 2000 and for the year ended December 31, 2000, include adjustments to eliminate Texaco's net income attributable to all assets that are required to be divested under the FTC agreement. The effect on pro forma combined earnings per ChevronTexaco share, basic and diluted, for these periods is a reduction of $0.24, $0.08 and $0.20, respectively. Pro forma combined net income of ChevronTexaco does not include any after-tax income or loss arising from the disposition of these assets. Additionally, no pro forma adjustments have been made to reflect any earnings benefit from the reinvestment of any proceeds which might be recovered, or reduction of debt which may arise as a consequence of the asset dispositions required under the consent agreement.

Note 7. Other Pro Forma Adjustments

    (A) Pro forma adjustments have been made to consolidate the accounts of Caltex, which is owned 50 percent each by Chevron and Texaco. Both companies accounted for their respective investments in Caltex using the equity method.

    (B) Pro forma adjustments have been made to consolidate the accounts of P.T. Mandau Cipta Tenaga Nusantara, an Indonesian company, which is owned jointly by the combining companies and which was accounted for by Chevron and Texaco using the equity method.

    (C) Pro forma adjustments have been made for certain accounts relating to Fuel and Marine Marketing LLC (FAMM), which is owned 69 percent by Texaco and 31 percent by Chevron. Texaco consolidated the results of FAMM and recorded entries to reflect Chevron's minority interest. Chevron accounted for its share of FAMM using the equity method.

    (D) A pro forma adjustment has been made to reflect the cancellation of approximately 17 million shares of Texaco common stock accounted for as treasury stock and the assumed issuance of approximately 425 million shares of ChevronTexaco common stock in exchange for all of the outstanding Texaco common stock (based on the exchange ratio of 0.77).